Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Essex Property Trust, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-165693, 333-141726, 333-131276, 333-131178, and 333-102552), the registration statement on Form S-3D (No. 333-36029), and the registration statements on Form S-8 (Nos. 333-123001, 333-122999, and 333-55646) of Essex Property Trust, Inc. of our reports dated February 24, 2011, with respect to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, noncontrolling interest and comprehensive income, and cash flows, for each of the years in the three-year period ended December 31, 2010, the related financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Essex Property Trust, Inc.

/S/ KPMG LLP
KPMG LLP

San Francisco, California
February 24, 2011